As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-296562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INNIO N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Nymphenburger Strasse 5 80335 Munich Germany +49.89.2500381-0	1101 W. St. Paul Ave. Waukesha, WI 53188 +1.262.547.3311

(Address, including zip code of Principal Executive Offices)

2026 Incentive Award Plan

(Full title of the plan)

INNIO Holding Inc.

Authorized U.S. Representative

1101 W. St. Paul Ave.

Waukesha, WI 53188

+1.262.547.3311

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Marc D. Jaffe

Ian D. Schuman

Oliver Seiler

Jennifer M. Gascoyne

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-296562) (the “Original Filing”) filed by INNIO N.V. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on June 5, 2026 is being filed solely to correct a clerical error appearing on the signature page of the authorized representative. Except as described herein, this Post-Effective Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Index

4.1	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-295751), filed on May 26, 2026)

5.1	Opinion of NautaDutilh N.V. (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-8 (File No. 333-296562), filed on June 5, 2026)

23.1	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft (incorporated by reference to Exhibit 23.1 to the Company’s Registration Statement on Form S-8 (File No. 333-296562), filed on June 5, 2026)

23.2	Consent of NautaDutilh N.V. (included in Exhibit 5.1) (incorporated by reference to Exhibit 23.2 to the Company’s Registration Statement on Form S-8 (File No. 333-296562), filed on June 5, 2026)

24.1	Power of Attorney (included on the signature page of the Company’s Registration Statement on Form S-8 (File No. 333-296562), filed on June 5, 2026)

99.1	2026 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-295751), filed on May 26, 2026)

99.2

Form of Option Grant Notice and Award Agreement under the INNIO N.V. 2026 Incentive Award Plan (incorporated by reference to Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-295751), filed on May 26, 2026)

99.3

Form of RSU Grant Notice and Award Agreement under the INNIO N.V. 2026 Incentive Award Plan (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-295751), filed on June 1, 2026)

107	Filing Fee Table (incorporated by reference to Ex-Filing Fees to the Company’s Registration Statement on Form S-8 (File No. 333-296562), filed on June 5, 2026)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Munich, Federal Republic of Germany, on this 5th day of August, 2026.

INNIO N.V.

By:	/s/ Olaf Berlien
Name:	Dr. Olaf Berlien
Title:	President and Chief Executive Officer

By:	/s/ Dennis Schulze
Name:	Dr. Dennis Schulze
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on August 5, 2026.

Signature	Title

/s/ Olaf Berlien	Chief Executive Officer and Executive Director (Principal Executive Officer)
Dr. Olaf Berlien

/s/ Dennis Schulze	Chief Financial Officer and Executive Director (Principal Financial Officer and Principal Accounting Officer)
Dr. Dennis Schulze

*	Non-Executive Director and Chairperson of the Board
Tom Linebarger

*	Non-Executive Director
Lee Banks

*	Non-Executive Director
Abhishek Chauhan

*	Non-Executive Director
Nicoletta Giadrossi

*	Non-Executive Director
Stefan Klebert

*	Non-Executive Director
Ranjan Sen

*	Non-Executive Director
Karin Sonnenmoser

*	Non-Executive Director
Rainer Thuerbach

*	Non-Executive Director
Chris Yetman

*	By: /s/ Dennis Schulze
Dennis Schulze
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Post-Effective Amendment to be signed by the undersigned, thereunto duly authorized, in the City of Waukesha, Wisconsin, on August 5, 2026.

INNIO Holding Inc.

By:	/s/ Andrew Dawson
Name:	Andrew Dawson
Title:	North America Chief Financial Officer

By:	/s/ Roger George
Name:	Roger George
Title:	North America Chief Executive Officer